EX‑35.2

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.   A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.   To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

JP Morgan Chase Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Aventura Mall Trust	Series 2013‐AVM	Special Servicer
Depositor	Aventura Mall Trust	Series 2013‐AVM	Master Servicer
Depositor	Boca Hotel Portfolio Trust	Series 2013‐BOCA	Special Servicer
Depositor	Boca Hotel Portfolio Trust	Series 2013‐BOCA	Master Servicer
Depositor	Carefree Portfolio Trust 2014‐CARE MZ B	Series 2014‐CARE MZ B	Special Servicer
Depositor	Extended Stay America Trust	Series 2013‐ESH	Master and Special Servicer
Depositor	GP Portfolio Trust 2014‐GPP	Series 2014‐GPP	Master and Special Servicer
Depositor	Hilton USA Trust	Series 2013‐HLT	Master and Special Servicer
Depositor	Hyatt Hotel Portfolio Trust 2014‐HYT MZ	Series 2014‐HYT MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐INN MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐CBM MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C26	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C23	Master Servicer
Master Servicer of the Beverly Connection loan under the GSMS 2014‐GC24 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C22	Special Servicer
Special Servicer of the Charlottesville Fashion Square loan under the JPM 2014‐C21 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C21	Special Servicer
Master Servicer of the Miami International Mall and The Shopes at Wiregrass loans under the JPM 2014‐C18 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C20	Special Servicer
Special Servicer of The Outlets at Orange, Gumberg Retail and 470 Vanderbilt Ave loans under the JPM 2014‐C19 PSA.
Special Servicer on the Westminster Mall loan serviced under the JPM 2014‐C21 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C19	Special Servicer
Master Servicer of the Marriott Anaheim loan under the JPM 2014‐C18 PSA.
Special Servicer on the Arundel Mills & Marketplace loan serviced under the MS 2014‐C15 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C18	Master Servicer
Master Servicer and Special Servicer of the Meadows Mall mortgage loan under the JPM 2013‐C14 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐LC11	Master Servicer
Master Servicer of the Legacy Place loan under the JPM 2013‐C12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐JWRZ	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐INN	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C17	Master Servicer
Special Servicer of The Aire loan under the JPM 2013‐C16 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C16	Special Servicer
Primary Servicer of the Miracle Mile loan under the COMM 2013‐CCRE12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C15	Subservicer
Master Servicer of the Miracle Mile loan under the COMM 2013‐CCRE11 PSA
Primary Servicer of the Miracle Mile loan under the COMM 2013‐CCRE12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C14	Master and Special Servicer
Master Servicer of the 589 Fifth Avenue loan under the JP Morgan 2013‐C13 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C13	Master Servicer
Master and Special Servicer of the SanTan Village loan under the JPM 2013‐C14 PSA
Master Servicer of the Americold Storage loan under the JPM 2013‐C12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C12	Master Servicer
Master Servicer of the IDS Center loan under the JPM 2013‐C13 PSA
Master Servicer and Special Servicer of the Southridge Mall loan under the JPM 2013‐C14 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C10	Master Servicer
Master Servicer of the West County Mall CMBS LLC loan under the JPM 2012‐LC9 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐PHH	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐LC9	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐CIBX	Primary Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐CIBX	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐C8	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐C6	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2011‐C5	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2008‐C2	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐LDP12	Primary Servicer
Sawgrass Mills whole loan
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐LDP11	Special Servicer
JQH Portfolio whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐LDP10	Master Servicer
Americold Portfolio whole loan
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐CIBC20	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐CIBC19	Primary Servicer
599 Lexington whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐CIBC18	Master Servicer
131 S Dearborn whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐C1	Primary Servicer
Gurnee Mill whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐LDP9	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐LDP8	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐LDP6	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐CIBC14	Primary Servicer
Houston Galleria whole loan only